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                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, filed on Form S-8 for the registration of 21,474,689 shares of common stock, of our report dated June 3, 1999 on the Quintiles Transnational Corp. supplemental consolidated financial statements for the year ended December 31, 1998 included in Quintiles Transnational Corp.'s Current Report on Form 8-K dated July 15, 1999, and to all references to our Firm included in this registration statement.


                                            /s/ ARTHUR ANDERSEN LLP



Raleigh, North Carolina,
  December 15, 1999.